Exhibit 10.2

ASSIGNMENT AND AMENDMENT OF MEMBERSHIP INTEREST PURCHASE AGREEMENT

This Assignment and Amendment of Membership Interest Purchase Agreement, dated as of February 24, 2023 (this “Assignment and Amendment”), is by and among (i) ProFrac Holdings II, LLC, a Texas limited liability company (“Purchaser”), (ii) Performance Holdings I, LLC, a Louisiana limited liability company (“Performance Holdings I”), (iii) Performance Holdings II, LLC, a Louisiana limited liability company (in its capacity as a Seller, “Performance Holdings II”, and together with Performance Holdings I, collectively, “Sellers” and each, a “Seller”, and as the appointed representative of Sellers, the “Seller Representative”) and (iv) Alpine Silica, LLC, a Texas limited liability company (“Assignee”). Capitalized terms used but not defined herein shall have the meaning given to such terms in the Purchase Agreement (defined below).

RECITALS:

A. Purchaser, Sellers and Seller Representative entered into that certain Membership Interest Purchase Agreement, dated December 23, 2022, (as amended, the “Purchase Agreement”), pursuant to which Purchaser agreed to purchase all of the Acquired Interests.

B. Assignee is a wholly owned Subsidiary and Affiliate of Purchaser.

C. Pursuant to Section 12.04(b) of the Purchase Agreement, Purchaser now desires to assign all of its right, title and interest under the Purchase Agreement to Assignee and Assignee desires to accept such assignment and assume all of Purchaser’s obligations under the Purchase Agreement (the “Assignment”).

D. In connection with the Assignment, the parties desire to amend the Purchase Agreement in accordance with the terms set forth herein.

AGREEMENT:

NOW THEREFORE, in consideration of the facts set forth in the above-stated Recitals and the mutual promises and agreements set forth below, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereby agree as follows:

1. Assignment and Assumption. Purchaser hereby transfers, assigns, conveys and delivers all of its right, title and interest in, to and under the Purchase Agreement to Assignee and Assignee hereby accepts such assignment and assumes and agrees to perform all of Purchaser’s obligations arising or accruing under the Purchase Agreement from and after the date of this Assignment and Amendment; provided, that, such assignment shall not affect Purchaser’s obligations under the Purchase Agreement.

2. Amendment. The definition of “Indebtedness” in the Purchase Agreement is hereby deleted in its entirety and replaced with the following in lieu thereof:

“Indebtedness” of any Person means, without duplication, the outstanding principal amount, plus any related accrued or unpaid interest, fees, prepayment premiums or penalties and other payment obligations for (a) all outstanding indebtedness of such Person for borrowed money; (b) any obligation for the deferred purchase price of property, assets, securities or services whether contingent or non-contingent and whether or not such are due or payable or need to be accrued under GAAP, including all earn-out payments, seller notes, holdbacks, post-closing true-up obligations or other obligations in respect of past acquisitions, calculated as the maximum amount payable under or pursuant to such obligations; (c) all outstanding indebtedness of such Person evidenced by a note, debenture or similar instrument; (d) all amounts drawn under performance bonds, letters of credit, bankers acceptances or similar securities or obligations issued for the account of such Person; (e) all payment obligations of such Person under any Contracts relating to hedging, interest rate protection, swap agreements, collar agreements and similar agreements to the extent constituting a liability under GAAP; (f) any guaranty of debt obligations of any other Person; (g) any obligations under capital leases, finance leases and similar which are required to be, or historically have been, capitalized under GAAP (other than obligations under leases for real property, leases for mineral rights (including sand mining rights) and the Arcosa Merryville Lease, to the extent any purchase option(s) associated therewith are unexercised); (h) any unpaid income Taxes of the Acquired Companies for any Pre-Closing Tax Period (determined on a jurisdiction-by-jurisdiction basis, with zero dollars ($0) being the lowest amount for a jurisdictions); (i) any payroll or other employment Taxes of the Acquired Companies deferred pursuant to Section 2302 of the CARES Act that remain unpaid as of the Closing Date (including any breakage or similar costs payable in connection with any of the foregoing); (j) any Liability or payments of any kind with respect to the arrangements terminated pursuant to Section 7.20; (k) obligations for unpaid dividends or distributions or other amounts owed to Sellers or their Affiliates; (l) accounts payable to the extent aged at least 90 days from the date such accounts payable are due and owing, (m) an amount equal to the Unsatisfied Sunny Point Construction Costs; (n) the aggregate amount of all deferred revenue; (o) accrued and unpaid employee bonuses and commissions related to any period prior to the Closing Date and all associated payroll Taxes and employer Taxes related thereto, (p) all outstanding indebtedness of such Person for borrowed money under that certain Letter Agreement, dated as of February 16, 2023, by and among Purchaser, the Sellers and the Seller Representative and (q) any indebtedness of a Person of a type that is referred to in clauses (a) through (p) above and which is guaranteed, directly or indirectly, by any Acquired Company (or for which they are otherwise liable), or which is secured by any Lien on any property or assets of any Acquired Company. For the avoidance of doubt, Indebtedness shall not include (i) trade payables and employee compensation incurred in the ordinary course of business to the extent included as Current Liabilities in the calculation of the Estimated Working Capital Amount and Final Working Capital Amount, (ii) any obligations under any performance bond, letter of credit or similar security to the extent undrawn, uncalled or fully reimbursed (except to the extent all conditions to any draw have been satisfied prior to the Closing Date) and (iii) the purchase option of Performance International contemplated by the Arcosa Merryville Lease to the extent such option remains unexercised.”

3. No Implied Amendments; Effective Date. Except as amended herein, all terms and provisions contained in the Purchase Agreement shall remain in full force and effect. On and after the date hereof, each reference in the Purchase Agreement to “this Agreement,” “hereunder,” “hereof” or words of like import referring to the Agreement shall mean the Purchase Agreement as amended by this Assignment and Amendment

4. Parties Bound. This Assignment and Amendment shall be binding upon and inure to the benefit of Assignor and Assignee and their respective heirs, representatives, successors and assigns.

5. Governing Law. Sections 12.07 (Counterparts) and 12.11 (Governing Law; Venue; Waiver of Jury Trial) of the Purchase Agreement are incorporated herein by reference, mutatis mutandis.

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6. Counterparts. This Assignment and Amendment may be executed in several counterparts by the parties hereto, and each counterpart, when so executed and delivered shall constitute an original agreement, and all such separate counterparts shall constitute one and the same agreement.

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IN WITNESS WHEREOF, the parties have executed this Assignment and Amendment as of the date first set forth above.

PURCHASER:

PROFRAC HOLDINGS II, LLC, a Texas limited liability company

By: ProFrac Holding Corp., its managing member

By: ProFrac Holdings, LLC, its sole member

By:	/s/ Matthew Wilks
Name: Matthew Wilks
Title: President

[Signature Page to Assignment and Assumption of Purchase Agreement]

ASSIGNEE:

ALPINE SILICA, LLC,

a Texas limited liability company

By: ProFrac Holdings II, LLC, its sole member

By: ProFrac Holdings, LLC, its sole member

By: ProFrac Holding Corp., its managing member

By: /s/ Matthew Wilks

Name: Matthew Wilks

Title: President

[Signature Page to Assignment and Assumption of Purchase Agreement]

SELLERS:

PERFORMANCE HOLDINGS I, LLC,

a Louisiana limited liability company

By: /s/ W.G. Bowdon, IV

Name: W.G. Bowdon, IV

Title: President and Chief Executive Officer

PERFORMANCE HOLDINGS II, LLC,

a Louisiana limited liability company

By: /s/ W.G. Bowdon, IV

Name: W.G. Bowdon, IV

Title: President and Chief Executive Officer

[Signature Page to Assignment and Assumption of Purchase Agreement]

SELLER REPRESENTATIVE: PERFORMANCE HOLDINGS II, LLC, a Louisiana limited liability company By: /s/ W.G. Bowdon, IV Name: W.G. Bowdon, IV Title: President and Chief Executive Officer

[Signature Page to Assignment and Amendment of Purchase Agreement]